                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  ____________


                                   FORM 8-K


                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported)       DECEMBER 1, 1999
                                                     --------------------------



                         PLAYERS INTERNATIONAL, INC.
                        -----------------------------
            (Exact Name of registrant as specified in its charter)



          NEVADA                        0-14897              95-4175832
--------------------------------    ---------------        ----------------
(State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization        File Number)           Identification No.)



        1300 ATLANTIC AVENUE, SUITE 800                           08401
          ATLANTIC CITY, NEW JERSEY                         ----------------
--------------------------------------------                   (Zip Code)
   Address of principal executive offices)



     Registrant's telephone number, including area code   (609) 449-7727
                                                         ----------------



       ------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

STIPULATION OF SETTLEMENT

     On December 1, 1999, Players International, Inc., a Nevada corporation, announced that Players and the Louisiana Gaming Control Board approved a stipulation of settlement regarding the renewal of Players' riverboat licenses. The terms of the stipulation constitute a full and final release and settlement of Players and its current and former officers, directors and employees of all alleged violations set forth in the August 1999 report of the Riverboat Gaming Division of the Louisiana State Police. Players does not admit any wrongdoing or liability in the stipulation, which also states that the state police report does not allege that Players obtained its licenses by fraud or any improper means.

     Players and the Louisiana gaming authorities entered into the stipulation to avoid the time and expense of a contested hearing, to settle pending litigation, and to effectuate a change of control of Players in a timely manner. Under the terms of the stipulation, Players will pay to the State of Louisiana ten million two hundred thousand dollars but only if a change of control occurs. The stipulation states that this payment is remedial in nature and does not constitute a forfeiture, fine or penalty by Players, but is intended to offset the anticipated economic gain that will occur upon a change of control of Players. Louisiana asserts it is entitled to this gain because of the impact of the investigations stemming from the administration of former Louisiana Governor Edwin Edwards on the integrity of the gaming industry and the related lost gaming and other revenues.

     The stipulation will allow Players to proceed with its merger with Harrah's Entertainment, Inc., without any changes in the price or other terms of the merger agreement. Harrah's has consented to the terms of the Louisiana settlement. The transfer of Players' licenses to Harrah's is still subject to regulatory approval in Louisiana, Illinois, Kentucky and Missouri. Players expects the Harrah's merger to be completed by January 31, 2000.

     The stipulation is contingent upon a change of control of Players occurring within the next 150 days. In the event a change of control does not occur, the stipulation will have no further force or effect, no payment will be made under the stipulation and a hearing on Players' license renewals will
be held.   Louisiana reserves its rights in the stipulation to bring action against any former officer, director or employee named in the report to prevent the payment of any economic benefit to such persons and compel the payment of any such benefit to the LGCB or the state, but Players will not be subject to any additional liability or payments related to these persons.

     In addition, both the Louisiana Gaming Control Board Stipulation and attached Order and the press release of Players, dated December 1, 1999, are filed as Exhibit 99.1 and Exhibit 99.2, respectively, and is incorporated by reference.

ITEM 7.  EXHIBITS

     The following exhibits are incorporated by reference into this report:

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

Exhibit
Number           Description
-------          -----------
99.1             Louisiana Gaming Control Board Stipulation and attached Order.

99.2             Press Release, dated December 1, 1999.


                                  SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         PLAYERS INTERNATIONAL, INC.



Date: December 1 , 1999                  /s/ John Groom
              ---                        -----------------------------------
                                         John Groom
                                         President,
                                         Chief Executive Officer and
                                         Chief Operational Officer

                EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K


Exhibit
Number          Description
-------         -----------
99.1            Louisiana Gaming Control Board Stipulation and attached Order.

99.2            Press Release, dated December 1, 1999.







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